EXHIBIT 99.1

SPECIAL DURABLE POWER OF ATTORNEY

FOR BUSINESS, INVESTMENT, LEGAL AND FINANCIAL MATTERS

STATE OF KANSAS

COUNTY OF JOHNSON

KNOW ALL MEN BY THESE PRESENTS:

That I, O. Gene Bicknell (a resident of Sarasota County, Florida), that The O. Gene Bicknell Revocable Trust Agreement dated July 24, 2001, that OGB L.L.C. (a Kansas limited liability company), that OGB2 L.L.C. (a Kansas limited liability company) and OGB Jet L.L.C. (a Kansas limited liability company) [ collectively and individually called “Principals”] have made, constitute and appoint, and by these presents do make, constitute and appoint Martin C. Bicknell and Mariner Wealth Advisors L.L.C. (a Kansas limited liability company) as their true and lawful agent and attorney in fact (hereinafter sometimes called “my agent”), with full power and authority to act for any Principal, individually, as a business entity and in any Principals’ name, place and stead, with reference to the transaction of any and all business, legal, investment and financial matters related to or connected with, including but not limited to, the following:

1.	Making deposits, transfers and withdrawals to or from any Principals’ bank accounts.
2.	Writing, making and endorsing checks, drafts and other instruments in connection with any Principals’ our bank accounts.
3.	Opening new checking, savings, money market, certificates of deposit, IRA’s or other accounts in any Principals’ name and maintaining same.
4.	Approving and authorizing automatic withdrawals from and deposits into any Principals’ accounts.
5.	Executing signature cards for accounts maintained or opened by my agent in any Principals’ name.
6.	Performing any and all other matters relating to, or in connection with, any Principals’ bank accounts.
7.	Receive, hold, transfer, sell and convey any stock certificates of any Principals’ and all documents of title in connection therewith:
8.

Make, execute and deliver, in any Principals’ name and on any Principals’ behalf, for any consideration whatsoever, for cash, instruments of conveyance covering the stock of the Corporation, containing such terms, covenants and conditions deemed necessary or advisable by my agent.

9.

Execute, in any Principals’ name and or on any Principals’ behalf, such contracts or other assurances as may be requested or required by any bank or other institution or individual when carrying out the powers granted herein, and

10.

Acquire, exchange, buy or sell stock, or any interest therein, on such terms and conditions as my agent shall deem proper. Execute and deliver, in any Principals’ name and on any Principals’ behalf, conveyances of said stock.

11.

Make, negotiate, execute and deliver any and all legal instruments or documents in any Principals’ name required for any business entity investment, merger, consolidation, purchase or sale by any of the Principals on such terms as my agent shall deem proper.

12.

To conduct or participate in any lawful business whatever in nature for any Principal and in any Principals’ name; to execute agreements and amendments thereto; to incorporate, reorganize, merge, consolidate, recapitalize, sell, liquidate or dissolve any business; to elect or employ officers, directors and agents; to execute any provisions of any agreement for the purchase or sale of any business interest or stock ownership; to exercise voting rights with respect to stock, either in person or by proxy; and to exercise stock options.

13.

To hold, acquire, purchase, exchange, sell, mortgage, pledge or convey real or personal property, tangible or intangible, or interests therein, on such terms as my agent shall deem proper, with full authority to sign, endorse, execute and deliver any sales agreement, deed, bill of sale and all other instruments or documents pertaining to the sale of any of any Principals’ real or personal property; and to enter into bonds, contracts, mortgages and deeds connected therewith.

Principals direct that the above-related powers and authority of Principals’ said agent shall be so exercisable and effective regardless of the fact that any Principal may be mentally or physically incapacitated or incapable of understanding or unable to express them self or act in any Principals’ behalf at the time of any action on Principals’ behalf by said agent. Such incapacity, whether mental or physical, that any Principal may exhibit shall not in any way interfere with the authority of my agent herein to act fully on my behalf according to the terms hereof. In other words, this Power of Attorney shall not be affected by the subsequent disability, incompetence or incapacity of the principal.

And Principals do hereby undertake to ratify and confirm, all and singular, the acts heretofore performed and to be hereinafter performed by my said agents, acting in my name and on my behalf.

Principals do authorize my agent to execute, acknowledge and deliver any instrument under seal or otherwise, and to do all things necessary to carry out the intent hereof, hereby granting unto my agent full poser and authority to act in and concerning the premises as fully and effectually as Principals may do if personally present, limited, however, to the purpose for which this limited power of attorney is executed.

All business transacted hereunder for any Principal shall be transacted in that Principals’ name, and that all endorsements and instruments executed by my agent for the purpose of carrying out the foregoing powers shall contain the Principals’ name, followed by that of my agent and the designation “attorney-in-fact”.

Principals further declare that any act or thing lawfully done hereunder and within the powers herein stated by my agent shall be binding on the Principals, Principals’ heirs, Principals’ officers, directors, and employees, legal and personal representatives and assigns, whether the same shall have been done either before or after any Principals’ death or dissolution, or other revocation of this instrument, unless and until reliable intelligence or notice thereof shall have been received by my agent.

Third parties may rely upon the representations of my agent as to all matters relating to any power granted to them hereunder, and no person who may act in reliance upon the representations of the agent or the authority granted to it shall incur any liability to the Principals as a result of permitting the agent to exercise any power.

Principals acknowledge that the signatory below has authority to execute this power of attorney in its behalf.

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IN WITNESS WHEREFORE, all Principals have executed this Special Power of Attorney on this the 19th day of July, 2006.

/s/ O. Gene Bicknell
O. Gene Bicknell
/s/ David Churchman
Witness
/s/ Chad Gassen
Witness
/s/ O. Gene Bicknell
The O. Gene Bicknell Revocable Trust Agreement dated July 24, 2001 by O. Gene Bicknell its Trustee

/s/ David Churchman
Witness
/s/ Chad Gassen
Witness
/s/ O. Gene Bicknell
OGB L.L.C. by O. Gene Bicknell its Majority Partner

/s/ David Churchman
Witness
/s/ Chad Gassen
Witness
/s/ O. Gene Bicknell
OGB2 L.L.C. by O. Gene Bicknell its Majority Partner

/s/ David Churchman
Witness
/s/ Chad Gassen
Witness
/s/ O. Gene Bicknell
OGB Jet L.L.C. by O. Gene Bicknell its Majority Partner

/s/ David Churchman
Witness
/s/ Chad Gassen
Witness

ATTESTATION

The hereinafter named Witnesses, each declare under penalty of perjury under the laws of the State of Kansas, that the Principal is personally known to us, that the Principal signed and acknowledged this special power of attorney in our presence, that the Principal appears to be of sound mind and under no duress, fraud or undue influence, that we are not the person appointed as attorney-in-fact by this document and that we witnessed this power of attorney in the presence of the Principal. We are not related to the Principal by blood, marriage or adoption, and to the best of our knowledge, are not entitled to any part of the estate of the Principal upon the death of the Principal under a will now existing or by operation of law.

WITNESSES:				WITNESSES:

/s/ David Churchman				/s/ Chad Gassen
Signature				Signature

Print Name:		David Churchman		Print Name:		Chad Gassen

Address:	14006 N.W. 74th St.			Address:	13281 High Dr.

City:	Parkville	State:	Missouri	City:	Leawood	State:	Kansas

Zip:	64152			Zip:	66209

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